                                                                     Exhibit 4.4


                                USX CORPORATION


                                   As Issuer


                                      and


                              THE BANK OF NEW YORK

                                   As Trustee


                6.75% Convertible Junior Subordinated Debentures


                          First Supplemental Indenture



                           Dated as of May 16, 1997

                               TABLE OF CONTENTS

                                                                    Page

                                   ARTICLE I
                              DEFINITIONS..........................   1
     SECTION 1.1.  Definition of Terms.............................   1

                                   ARTICLE II
                          GENERAL TERMS AND CONDITIONS
                          OF THE CONVERTIBLE DEBENTURES
     SECTION 2.1.  Designation and Principal Amount................   9
     SECTION 2.2.  Maturity........................................   9
     SECTION 2.3.  Form and Payment................................   9
     SECTION 2.4.  Global Debenture................................   9
     SECTION 2.5.  Interest........................................  10
     SECTION 2.6.  Ranking.........................................  11


                                  ARTICLE III
            REDEMPTION OF THE CONVERTIBLE DEBENTURES...............  11
     SECTION 3.1.  Trust Special Event Redemption..................  11
     SECTION 3.2.  Optional Redemption by Company..................  12
     SECTION 3.3.  Redemption of Less Than All Convertible
                     Debentures....................................  13
     SECTION 3.4.  U.S. Steel Group Special Event; Marathon
                     Group Special Event...........................  13
     SECTION 3.5.  Notice of Redemption............................  15
     SECTION 3.6.  Notice of Certain Events........................  16
     SECTION 3.7.  No Sinking Fund.................................  17

                                   ARTICLE IV
                    EXTENSION OF INTEREST PAYMENT PERIOD...........  17
     SECTION 4.1.  Extension of Interest Payment Period............  17
     SECTION 4.2.  Notice of Extension.............................  17
     SECTION 4.3.  Limitation of Transactions......................  18

                                   ARTICLE V
                    EXPENSES.......................................  18
     SECTION 5.1.  Payment of Expenses.............................  18
     SECTION 5.2.  Payment Upon Resignation or Removal.............  19

                                   ARTICLE VI
                    COVENANTS......................................  19
 SECTION 6.1.  Covenants as to the Trust...........................  19
 SECTION 6.2.  Listing or Quotation of Convertible Debentures......  20

                                                                    Page

                               ARTICLE VII
                    CONVERSION OF CONVERTIBLE DEBENTURES...........  20
 SECTION 7.1.  Conversion Rights...................................  20
 SECTION 7.2.  Conversion Procedures...............................  20
 SECTION 7.3.  Certain Conversion Price Adjustments................  22
 SECTION 7.4.  Special Provisions Regarding Adjustment of
                 Conversion Price or Other Provisions..............  31
 SECTION 7.5.  Trustee Not Responsible for Determining Conversion
                 Price or Adjustments..............................  31

                                  ARTICLE VIII
                             EVENTS OF DEFAULT....................   32
     SECTION 8.1.  Events of Default..............................   32

                                   ARTICLE IX
                   FORM OF CONVERTIBLE DEBENTURE..................   32
     SECTION 9.1.  Form of Convertible Debenture..................   32

                                   ARTICLE X
             ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES.............   33
     SECTION 10.1.  Original Issue of Convertible Debentures......   33

                                   ARTICLE XI
                                   MISCELLANEOUS..................   33
     SECTION 11.1.  Ratification of Base Indenture; Supplemental
                      Indenture Controls..........................   33
     SECTION 11.2.  Trustee Not Responsible for Recitals..........   33
     SECTION 11.3.  Governing Law.................................   33
     SECTION 11.4.  Separability..................................   33
     SECTION 11.5.  Counterparts..................................   33

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 16, 1997 the "Supplemental Indenture"), is between USX CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company has executed and delivered the Base Indenture (as defined herein) to the Trustee to provide for the issuance of the Company's Securities from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount as may be authenticated and delivered as provided in the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.75% Convertible Junior Subordinated Debentures (the "Convertible Debentures"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

     WHEREAS, USX Capital Trust I, a Delaware statutory business trust (the "Trust"), intends to issue up to $196,860,800 aggregate liquidation amount of its 6.75% Convertible Quarterly Income Preferred Securities (the "Trust Convertible Preferred Securities") and up to $6,088,500 aggregate liquidation amount of its 6.75% Common Securities (the "Trust Common Securities" and, together with the Trust Convertible Preferred Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust; and

     WHEREAS, the Trust proposes to issue Trust Securities to the Company in exchange for Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities issued:

     NOW, THEREFORE, in consideration of the issuance to the Company of Trust Securities by the Trust and the acceptance of the Convertible Debentures in exchange therefor by the Trust, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Convertible Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1.  Definition of Terms.

     For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) unless otherwise defined herein, the capitalized terms used herein that are defined in the Base Indenture have the same meanings when used in this Supplemental Indenture;

     (b) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

     (c) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

     (e) a reference to a Section or Article (or subdivision thereof) or the Recitals is to a Section or Article (or subdivision thereof) or the Recitals of this Supplemental Indenture;

     (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

     (g) headings are for convenience of reference only and do not affect interpretation;

     (h) the terms defined as follows shall have the meanings assigned to them as follows:

     "Additional Interest" has the meaning specified in Section 2.5(c).

     "Adjustment Date" has the meaning specified in Section 7.3(a)(iii).

     "Adjustment Trigger Date" has the meaning specified in Section 7.3(a)(iii).

     "Administrative Action" means an official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations.

     "Base Indenture" means that Indenture dated as of even date hereof between the Company and the Trustee, as it may be amended, restated, supplemented and/or modified from time to time.

     "Board of Directors" or "Board" means, at any time, the duly elected or acting board of directors (or duly authorized committee thereof) of the Company at such time.

     "Business Day" means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York, New York or Pittsburgh, Pennsylvania are permitted or required by any applicable law to close.

     "Certificate of Incorporation" means the Company's Restated Certificate of Incorporation, as amended from time to time.

     "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation, that is acting as depositary for the Convertible Debentures and in whose name or in the name of a nominee of that organization shall be registered a Global Debenture and which shall undertake to effect book entry transfers and pledges of the Convertible Debentures. The initial Clearing Agency shall be The Depository Trust Company.

     "Closing Price" of shares of any class of common stock of the Company for any day means the last reported sales price, regular way on such day, or, if no reported sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape or, if such common stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such common stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ Stock Market or, if such common stock is not quoted on the NASDAQ Stock Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if closing bid and asked prices for such common stock on such day shall not have been reported through NASDAQ, the average of the closing bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such common stock selected for such purpose by the Board of Directors.

     "Common Security Certificate" means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit A-2 to the Declaration.

     "Company" has the meaning specified in the first paragraph hereof.

     "Compounded Interest" has the meaning specified in Section 4.1.

     "Constituent Person" has the meaning specified in Section 7.3(c).

     "Conversion Agent" means the Institutional Trustee acting as Conversion Agent for a Holder.

     "Conversion Date" has the meaning specified in Section 7.2(b).

     "Conversion Notice" has the meaning specified in Section 7.2(a).

     "Conversion Price" means $46.25, as of the date of this Supplemental Indenture, as may be adjusted from time to time as set forth in Article VII.

     "Convertible Debentures" has the meaning specified in the Recitals.

     "Convertible Preferred Security Certificate" means a certificate representing a Trust Convertible Preferred Security substantially in the form of Exhibit A-1 to the Declaration.

     "Coupon Rate" has the meaning specified in Section 2.5.

     "Current Market Price" shall mean, with respect to any class of common stock of the Company, the average of the daily Closing Prices of a share of such common stock during the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 7.3(a)(ii) through (v) occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 7.3(a)(ii) through (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7.3(a)(iii) or (iv)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of the applicable class of common stock of the Company as of the close of business on the day before such "ex" date. For purposes of this definition, the term "ex" date, with respect to any class of common stock of the Company, (i) when used with respect to any issuance or distribution, means the first date on which such common stock trades regular way on such exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of such common stock, means the first date on which such common stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which such common stock trades regular way on such exchange or in such market after the expiration time of such tender or exchange offer.

     "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of May 16, 1997, as it may be amended, restated, supplemented and/or modified from time to time.

     "Deferred Interest" has the meaning specified in Section 4.1.

     "Delaware Trustee" means the Delaware Trustee, if any, of the Trust.

     "Delhi Group" means the Delhi Group of the Company.

     "Delhi Stock" means shares of USX--Delhi Group Common Stock, par value $1.00 per share, of the Company.

     "Disposition" means the sale, transfer, assignment or other disposition (whether by consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Trust Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Convertible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Dissolution Tax Opinion" means an opinion of independent tax counsel experienced in such matters to the effect that, on or after May 15, 1997, as a result of (a) any amendment to, clarification of, or change (including any announced proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any Administrative Action or any judicial decision or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, there is more than an insubstantial risk that (i) the Trust is or, within 90 days of the date thereof, will be subject to United States federal income tax with respect to interest accrued or received on the Convertible Debentures, (ii) the Trust is or, within 90 days of the date thereof, will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable in cash by the Company to the Trust on the Convertible Debentures (other than interest attributable to the Trust Common Securities) is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes; provided, however, that such an opinion shall not be deemed to be a "Dissolution Tax Opinion" if the occurrence of any of the events described in (a), (b) or (c) above requires the Company for United States federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash, provided the occurrence of any of the events described in (a), (b) or (c) above does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures as of a date that is no later than the date the interest payment related to such OID is actually paid by the Company in cash.

     "Distribution" means a distribution to the holders of Trust Securities of the amount of any interest (including Compounded Interest and Additional Interest), premium and/or principal paid on the Convertible Debentures.

     "Exercise Trigger Date" has the meaning specified in Section 7.3(a)(iii).

     "Extended Interest Payment Period" has the meaning specified in Section
4.1.

     "Global Debenture" has the meaning specified in Section 2.4.

     "Guarantee" means that Guarantee Agreement, dated as of even date hereof, between the Company and the Guarantee Trustee (as defined therein) for the benefit of the holders of Trust Securities.

     "Institutional Trustee" means the Institutional Trustee of the Trust.

     "Interest Payment Date" has the meaning specified in Section 2.5.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after May 15, 1997, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended.

     "Marathon Group" means the Marathon Group of the Company.

     "Marathon Group Subsidiary" has the meaning set forth in the Certificate of Incorporation.

     "Marathon Stock" means shares of USX-Marathon Group Common Stock, par value $1.00 per share of the Company.

     "maturity advancement" has the meaning specified in Section 3.1.

     "Maturity Date" means the date on which the Convertible Debentures mature and on which the principal shall be due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any.

     "Ministerial Action" has the meaning specified in Section 3.1.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System or any successor thereto.

     "90-Day Period" has the meaning specified in Section 3.1.

     "Non Book-Entry Convertible Preferred Securities" has the meaning specified in Section 2.4.

     "non-electing share" has the meaning specified in Section 7.3(c).

     "No Recognition Opinion" means an opinion of independent tax counsel experienced in such matters (which opinion may rely on published revenue rulings of the Internal Revenue Service) to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Convertible Debentures.

     "NYSE" means the New York Stock Exchange, Inc. or any successor thereto.

     "OID" means original issue discount.

     "Optional Redemption Price" has the meaning specified in Section 3.2.

     "Price Trigger Date" has the meaning specified in Section 7.3(a)(iii).

     "Principal Amount of One Convertible Debenture" means $50.

     "Purchase Date" shall have the meaning specified in Section 7.3(a)(iii).

     "Redemption Tax Opinion" means an opinion of independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described in the Declaration.

     "Regular Record Date" has the meaning specified in Section 2.5(a).

     "Regular Trustee" means the Regular Trustee of the Trust.

     "Restated Rights Agreement" has the meaning specified in Section
7.3(a)(iii).

     "Securities" has the meaning set forth in Section 7.3(a)(iii).

     "Special Redemption Price" has the meaning specified in Section 3.1.

     "Steel Stock" means shares of USX--U.S. Steel Group Common Stock, par value $1.00 per share, of the Company.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "substantially all of the properties and assets of the U.S. Steel Group" and "substantially all of the properties and assets of the Marathon Group" means a portion of such properties and assets that represents at least 80% of either of the then-current market value of, or the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Company derived from, the properties and assets of the U.S. Steel Group or the Marathon Group, respectively, as of such date (excluding the properties and assets of any person, entity or group in which the Company, directly or indirectly, owns less than a majority interest).

     "Supplemental Indenture" has the meaning specified in the first paragraph hereof.

     "Tax Event" means that the Regular Trustees have received a Dissolution Tax Opinion.

     "Trading Day" means, with respect to any class of common stock of USX, any day on which such common stock is traded on the NYSE, or if such common stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such common stock is listed or admitted, or if not listed or admitted to trading on any national securities exchange, on the NASDAQ Stock Market, or if such common stock is not quoted on the NASDAQ Stock Market, in the applicable securities market in which such common stock is traded.

     "Transaction" has the meaning specified in Section 7.3(c).

     "Trust" has the meaning specified in the first paragraph hereof.

     "Trust Common Securities" has the meaning specified in the Recitals.

     "Trust Convertible Preferred Securities" has the meaning specified in the Recitals.

     "Trustee" has the meaning specified in the Recitals.

     "Trust Securities" has the meaning specified in the Recitals.

     "Trust Special Event" means a Tax Event or an Investment Company Event.

     "U.S. Steel Group" means the U.S. Steel Group of the Company.

     "U.S. Steel Group Subsidiary" has the meaning set forth in the Certificate of Incorporation.

                                   ARTICLE II
                          GENERAL TERMS AND CONDITIONS
                         OF THE CONVERTIBLE DEBENTURES

     SECTION 2.1.  Designation and Principal Amount.  There is hereby authorized
                   --------------------------------
a series of Debentures designated the "6.75% Convertible Junior Subordinated Debentures," limited in aggregate principal amount to $335,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Convertible Debentures pursuant to Section 2.3 of the Base Indenture.

     SECTION 2.2.  Maturity.  The Maturity Date is March 31, 2037, unless a
                   --------
maturity advancement occurs pursuant to Section 3.1 as a result of a Tax Event, in which case such advanced maturity date.

     SECTION 2.3.  Form and Payment.  Except as provided in Section 2.4, the
                   ----------------
Convertible Debentures shall be issued in fully registered certificated form without Coupons, in denominations of the Principal Amount of One Convertible Debenture and integral multiples thereof. Principal, premium, if any, and interest on the Convertible Debentures issued in certificated form will be payable, the transfer of such Convertible Debentures will be registrable, and such Convertible Debentures will be exchangeable for Convertible Debentures bearing identical terms and provisions, at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of, premium, if any, and interest (including Compounded Interest and Additional Interest, if any) on such Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     SECTION 2.4.  Global Debenture.  (a)  In connection with a Dissolution
                   ----------------
Event,

               (i) the Convertible Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Convertible Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Convertible Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company, upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture.

     Payments on the Convertible Debentures issued as a Global Debenture will be made to the Clearing Agency; and

               (ii) any Convertible Preferred Security Certificate which represents Trust Convertible Preferred Securities other than Trust Convertible Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Convertible Preferred Securities") will be deemed to represent beneficial ownership interests in Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compounded Interest) equal to accumulated and unpaid distribution on the Non Book-Entry Convertible Preferred Securities until such Convertible Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Convertible Preferred Security Certificates will be cancelled and a Convertible Debenture, registered in the name of the Holder of the Convertible Preferred Security Certificate or the transferee of the Holder of such Convertible Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Base Indenture. On issue of such Convertible Debentures, Convertible Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

          (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

          SECTION 2.5.  Interest.  (a)  Each Convertible Debenture will bear
                        --------
interest at the rate of 6.75% per annum (the "Coupon Rate") from March 31, 1997 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on the last calendar day of each March, June, September and December of each year (each, an "Interest Payment Date"), commencing on June 30, 1997, to the Holder of such Convertible Debenture, at the close of business on the record date for such Interest Payment Date, which record date (the "Regular Record Date"), (i) shall be the close of business on the Business Day next preceding that Interest Payment Date, in respect of (A) Convertible Debentures of which the Institutional Trustee is the only Holder and the related Trust Convertible Preferred Securities are in book-entry only form or (B) a Global Debenture, and (ii) shall be any date selected by the Company but in any event at least one Business Day before that Interest Payment Date in respect of Convertible Debentures other than as set forth in (i).

          (b) The amount of interest payable for any full quarterly interest period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, shall be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) The Company shall pay as additional interest ("Additional Interest") on the Convertible Debentures any and all taxes, duties, assessments or governmental charges of whatever nature directly imposed on the Trust, in its capacity as a legal entity or as a holder of the Convertible Debentures, by the United States, or any other taxing authority, so that the net amounts received and retained by such Trust and the Institutional Trustee after paying such taxes, duties, assessments or governmental charges will be equal to the amounts such Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or governmental charges been incurred by or imposed on such Trust.

          SECTION 2.6.  Ranking.  The Convertible Debentures shall rank on a
                        -------
parity in right of payment with Indebtedness under the Loan Agreement (the "LLC Loan Agreement"), dated as of March 3, 1994, between the Company and USX Capital LLC (including any amendments, renewals, extensions or refundings thereof) and Indebtedness under the LLC Loan Agreement shall not be Senior Indebtedness with respect to the Convertible Debentures.

                                  ARTICLE III
                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

          SECTION 3.1.  Trust Special Event Redemption.  If a Trust Special
                        ------------------------------
Event has occurred and is continuing and: (a) the Company has received a Redemption Tax Opinion; or (b) the Regular Trustees have been informed by independent tax counsel experienced in such matters that, for substantive reasons, it cannot deliver a No Recognition Opinion to the Trust, then, notwithstanding Section 3.2 but subject to Section 3.3, (a) the Company shall have the right to shorten the maturity of the Convertible Debentures to the minimum extent required, but in any event to a date not earlier than May 16, 2002 (the action referred to in this subclause (a) being referred to herein as a "maturity advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the stated maturity, interest paid on the Convertible Debentures will be deductible for federal income tax purposes, or (b) if in the opinion of counsel to the Company who rendered the Redemption Tax Opinion, there would in all cases, after effecting a maturity advancement, be more than an insubstantial risk that the Company would continue to be precluded from deducting interest on the Convertible Debentures, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures, in whole or in part, for cash, within 90 days following the occurrence of such Trust Special Event (the "90-Day Period"), at a redemption price equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest (including any Compounded Interest and Additional Interest) thereon to, but excluding, the date of such redemption (the "Special Redemption Price"), provided that, if at the time there is available to the Company the opportunity to eliminate, which elimination shall be complete within the 90-Day Period, such Trust Special Event by taking some ministerial action (such as filing a form or making an election, or pursuing some other similar reasonable measure) that has no adverse effect on the Company, the Trust or the Holders of the Trust Securities, or does not subject any of them to more than de minimis regulatory requirements ("Ministerial Action"), the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration; provided such Ministerial Action can eliminate such Trust Special Event during the 90-Day Period. The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date fixed by the Company for such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York time, on the date such Special Event Redemption Price is to be paid.

          SECTION 3.2.  Optional Redemption by Company.  Subject to the
                        ------------------------------
provisions of Section 3.3 and to the provisions of Article 3 of the Base Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, for cash, from time to time upon not less than 30 days nor more than 60 days notice to the Holders, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price"), together with any accrued and unpaid interest (including Compounded Interest and Additional Interest, if any) thereon to, but excluding, the date of such redemption, if redeemed during the 12-month period beginning on April 1 of the following years:

               Year                   Redemption Price
               ----                   ----------------

               1997                          103.90%
               1998                          103.25%
               1999                          102.60%
               2000                          101.95%
               2001                          101.30%
               2002                          100.65%
               2003 and thereafter           100.00%


          No Convertible Debentures may be redeemed in accordance with this
Section 3.2 if the Company shall be advised on or prior to the related redemption date by either Moody's Investors Service, Inc. ("Moody's") (provided that Moody's is then rating the senior unsecured debt of the Company) or Standard & Poor's Ratings Group ("S&P") (provided that S&P is then rating the senior unsecured debt of the Company) that such redemption would result in an immediate lowering by Moody's or S&P, as the case may be, of the credit rating on the Company's senior unsecured debt from its then existing level, unless the Company shall have received from the issuance of common stock of the Company, since the date which is two years prior to the related redemption date, net proceeds in an aggregate amount at least equal to the aggregate principal amount of the Convertible Debentures to be redeemed.

          If Convertible Debentures are redeemed on the last calendar day of any March, June, September or December, accrued and unpaid interest shall be payable to Holders on the relevant record date. The Company shall issue a press release announcing any redemption pursuant to this Section 3.2.

          The Optional Redemption Price plus such accrued and unpaid interest thereon shall be paid prior to 12:00 noon, New York time, on the date fixed by the Company for such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price, plus accrued and unpaid interest thereon, by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

          SECTION 3.3.  Redemption of Less Than All Convertible Debentures.  If
                        --------------------------------------------------
the Convertible Debentures are only partially redeemed, the Convertible Debentures will be redeemed pro rata by the Trustee. The Company may not redeem any Convertible Debentures unless all accrued and unpaid interest (including Compounded Interest and Additional Interest, if any) has been paid on all of the outstanding Convertible Debentures for all quarterly interest periods terminating on or prior to the last Interest Payment Date before the date of redemption.

          SECTION 3.4.  U.S. Steel Group Special Event; Marathon Group Special
                        ------------------------------------------------------
Event.  (a)  The Company shall redeem the Debentures, in whole, for cash, at the
-----
Special Redemption Price, if any of the following events with respect to the U.S. Steel Group occur (such events, collectively, the "U.S. Steel Group Special Events"):

               (i) (A) the Company exchanges all of the outstanding shares of Steel Stock for all of the outstanding shares of common stock of the U.S. Steel Group Subsidiary (as provided in Section 2(b)(iii) of Division I of the Certificate of Incorporation) (the "Steel Group Subsidiary Exchange") or (B) in the event of a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, the Company either pays a dividend on the Steel Stock in, or redeems a number of shares of Steel Stock for, an amount equal to the Net Proceeds (as defined in the Certificate of Incorporation) of such Disposition (as provided in Section 2(b)(i)(A) or Section 2(b)(i)(B), respectively, of Division I of the Certificate of Incorporation) (the "Steel Group Disposition Dividend" or the "Steel Group Disposition Redemption", respectively); or

               (ii) the Company pays a dividend on, or the Company or any of its Subsidiaries consummates a tender offer or exchange offer for, shares of Steel Stock and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to all or substantially all of the properties and assets of the U.S. Steel Group (the "Steel Group

          Special Dividend" or the "Steel Group Tender or Exchange Offer", respectively); provided that the calculation of all or substantially all of the properties and assets of the U.S. Steel Group shall be made without giving effect to any money borrowed by the Company or any of its Subsidiaries in connection with such dividend or tender offer or exchange offer, as the case may be.

The redemption date of Debentures by the Company pursuant to this Section 3.4(a) shall be, if the applicable U.S. Steel Group Special Event is (I) the Steel Group Subsidiary Exchange, the date of such exchange, (II) the Steel Group Disposition Dividend or the Steel Group Special Dividend, the date such dividend is paid, (III) the Steel Group Disposition Redemption, the date of such redemption or (IV) the Steel Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 3.4(a), any redemption pursuant to this
Section 3.4(a) shall be conditioned upon the actual exchange of Steel Stock for shares of common stock of the U.S. Steel Group Subsidiary, payment of the Steel Group Disposition Dividend or the amount due as a result of the Steel Group Disposition Redemption (in each case in the required kind of capital stock, cash, securities and/or other property), payment of the Steel Group Special Dividend or the consummation of the Steel Group Tender or Exchange Offer, as the case may be.

          (b) The Company shall redeem Convertible Debentures, in whole, for cash, at the Special Redemption Price, if following the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, the Company exchanges all of the outstanding shares of Steel Stock for Marathon Stock (as provided in Section 2(b)(i)(C) of Division I of the Certificate of Incorporation) and, at any time subsequent to such exchange, any of the following events with respect to the Marathon Group occur (such events, collectively, the "Marathon Group Special Events"):

               (A) the Company exchanges all of the outstanding shares of Marathon Stock for all of the outstanding shares of common stock of the Marathon Group Subsidiary (as provided in Section 2(a)(i) of Division I of the Certificate of Incorporation) (the "Marathon Group Subsidiary Exchange"); or

               (B) the Company pays a dividend on, or the Company or any of its Subsidiaries consummates a tender offer or exchange offer for, shares of Marathon Stock and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to all or substantially all of the properties and assets of the Marathon Group (the "Marathon Group Special Dividend" or the "Marathon Group Tender or Exchange Offer", respectively); provided that the calculation of all or substantially all of the properties and assets of the Marathon Group shall be made without giving effect to any money borrowed by the Company or any of its Subsidiaries in connection with such dividend or tender offer or exchange offer, as the case may be; provided, further, that, at the time of the payment of such dividend on, or the consummation of such tender or exchange offer for,

          Marathon Stock, there is another class of common stock, other than Marathon Stock, of the Company then outstanding.

The redemption date of Convertible Debentures by the Company pursuant to this
Section 3.4(b) shall be, if the applicable Marathon Group Special Event is (I) the Marathon Group Subsidiary Exchange, the date of such exchange, (II) the Marathon Group Special Dividend, the date such dividend is paid or (III) the Marathon Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 3.4(b), any redemption pursuant to this Section 3.4(b) shall be conditioned upon the actual exchange of Marathon Stock for shares of common stock of the Marathon Group Subsidiary, payment of the Marathon Group Special Dividend or the consummation of the Marathon Group Tender or Exchange Offer, as the case may be.

          (c) Prior to giving a notice of redemption resulting from a U.S. Steel Group Special Event or a Marathon Group Special Event, the Company shall pay all accrued and unpaid interest (including Compound Interest and Additional Interest, if any) on the Convertible Debentures through the Interest Payment Date next preceding the date of such notice.

          SECTION 3.5.  Notice of Redemption.  Notice of any redemption of the
                        --------------------
Convertible Debentures (other than as a result of a redemption pursuant to Section 3.4) will be given by the Company by mail to each Holder of Convertible Debentures to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption of the Convertible Debentures. In the event the Company shall redeem Convertible Debentures pursuant to Section 3.4, notice of such redemption shall be given by the Company, (x) if such redemption is a result of the Steel Group Tender or Exchange Offer or the Marathon Group Tender or Exchange Offer, on the date of the public announcement of such tender offer or exchange offer by the Company or any of its Subsidiaries, but in any event not less than 30 days prior to such redemption, and on the date of the public announcement of any extension thereof, (y) if such redemption is a result of the Steel Group Disposition Dividend or the Steel Group Disposition Redemption, on a date not less than 45 days prior to the date selected by the Board of Directors for the payment of such dividend or such redemption and (z) otherwise, on a date at least 30 days but not more than 60 days prior to the date fixed by the Board for the redemption of Convertible Debentures, in each case to each Holder.

          For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 3.5, a notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, or by such other means suitable to assure delivery of such written notice, to Holders of Convertible Debentures. Each notice shall be addressed to the Holders of Convertible Debentures at the address of each such Holder appearing in the books and records of the Company. No defect in the notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (A) the redemption date; (B) the aggregate principal amount of Convertible Debentures to be redeemed, including CUSIP numbers, and, if less than all the Convertible Debentures held by such Holder are to be redeemed, the aggregate principal amount of such Convertible Debentures to be redeemed from such Holder; (C) the redemption price to be paid in respect of the redemption; (D) the then current Conversion Price and, if any event then known to the Company will result in an adjustment to the Conversion Price on or prior to the redemption date, such adjusted conversion price and the date of such adjustment; (E) if such redemption of Convertible Debentures is the result of a U.S. Steel Group Special Event or a Marathon Group Special Event, that such redemption is conditioned upon the occurrence of the applicable U.S. Steel Group Special Event or Marathon Group Special Event and if that U.S. Steel Group Special Event is the Steel Group Disposition Dividend or the Steel Group Disposition Redemption, the last date on which the Convertible Debentures may be converted into shares of Steel Stock; (F) that interest on the Convertible Debentures to be redeemed shall cease to accrue on the redemption date, provided that if such redemption of Convertible Debentures is the result of a U.S. Steel Group Special Event or a Marathon Group Special Event, the conditions to such redemption shall have been satisfied; and (G) a place for the Convertible Debentures to be redeemed.

          SECTION 3.6.  Notice of Certain Events.  (a)  If the Company intends:
                        ------------------------

               (i) to effect a U.S. Steel Group Special Event or a Marathon Group Special Event; or

               (ii) exchange shares of Steel Stock for Marathon Stock or Delhi Stock following a Disposition of all or substantially all of the properties and assets of the U.S. Steel Group,

then the Company shall cause to be filed with the Institutional Trustee for the Trust, and shall cause to be mailed to each Holder of Convertible Debentures, not less than 45 days prior to the Steel Group Disposition Dividend or the Steel Group Disposition Redemption and not less than 30 days prior to any other U.S. Steel Group Special Event, any Marathon Group Special Event or any such exchange of Steel Stock for shares of Marathon Stock or Delhi Stock, a notice stating, as applicable, (A) the record date for any dividend that is a U.S. Steel Group Special Event or a Marathon Group Special Event, (B) the date on which any redemption or exchange that is a U.S. Steel Group Special Event, a Marathon Group Special Event or an exchange of Steel Stock for shares of Marathon Stock or Delhi Stock is expected to become effective, and the date as of which it is expected that holders of record of Steel Stock or Marathon Stock shall be entitled to exchange their shares of Steel Stock or Marathon Stock, respectively, for securities or other property deliverable upon such redemption or exchange or (C) the date on which the Steel Group Tender or Exchange Offer or the Marathon Group Tender or Exchange Offer commenced, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). In addition, from and after any exchange of Steel Stock for Delhi Stock, effected in accordance with Section 2(b)(i) of Division I of the Certificate of Incorporation, the Company shall give similar notice of the Company's intention to exchange Delhi Stock for shares of the Delhi Group Subsidiary, if Steel Stock has been exchanged therefor, or to pay a dividend on, or redeem shares of, Delhi Stock following the Disposition of all or substantially all of the properties and assets of the

Delhi Group. Failure to give or receive any such notice or any defect therein shall not affect the legality or validity of the related transaction. In the event of any conflict between the notice provisions of this Section 3.6 and those of Section 7.3(g), the notice provisions of this Section 3.6 shall govern.

          SECTION 3.7.  No Sinking Fund.  The Convertible Debentures are not
                        ---------------
entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

          SECTION 4.1.  Extension of Interest Payment Period.  As long as an
                        ------------------------------------
Event of Default under Section 6.01(a) of the Base Indenture shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period of such Convertible Debentures for a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable on the Convertible Debentures; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred during an Extended Interest Payment Period, shall bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). Before the termination of any such Extended Interest Payment Period the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Convertible Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of Convertible Debentures in whose names the Convertible Debentures are registered in the Security Register on the first record date after the termination of the Extended Interest Payment Period. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may pay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

          SECTION 4.2.  Notice of Extension.  (a)  If the Institutional Trustee
                        -------------------
shall be the only Holder of the Convertible Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its election of such Extended Interest Payment Period one Business Day before the earlier of (i) the date on which Distributions on the Trust Securities are payable for the first quarter of such Extended Interest Payment Period, or (ii) the date the Regular Trustees are required to give notice of the record date or the date such Distributions are payable for the first quarter of such Extended Interest Payment Period to any national stock exchange or other organization on which the Trust Convertible Preferred Securities are listed or quoted or to holders of Trust Convertible Preferred Securities, but in any event at least one Business Day before such record date or such payment date.

          (b) If the Institutional Trustee shall not be the Holder of the Convertible Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give the Holders of Convertible Debentures written notice of its election of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the Interest Payment Date for the first quarter of such Extended Interest Payment Period, or (ii) the date the Company is required to give notice of the record date or the date of such interest payment for the first quarter of such Extended Interest Payment Period to any national stock exchange or other organization on which the Convertible Debentures are listed or quoted or to Holders of Convertible Debentures.

          (c)  The quarter in which any notice is given pursuant to subsections
(a) or (b) of this Section 4.2 shall be, and shall be counted as, one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

          SECTION 4.3.  Limitation of Transactions.  If the Company shall
                        --------------------------
exercise its right to defer payment of interest as provided in Section 4.1, then during such Extended Interest Payment Period (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase or other similar plans available to stockholders of the Company, or any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of May 15, 1997, (ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to, any debt securities issued by the Company that rank on a parity with or junior to the Convertible Debentures.

                                   ARTICLE V
                                    EXPENSES

          SECTION 5.1.  Payment of Expenses.  In connection with the Company's
                        -------------------
issuance of the Convertible Debentures to the Institutional Trustee in exchange for the Trust Common Securities, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale, issuance and/or exchange of the Convertible Debentures and the Trust Securities, including fees payable pursuant to the Dealer Manager Agreement, dated as of March 31, 1997, by and among the Company, Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and compensation of the Trustee under the Base Indenture in accordance with the provisions of Section 7.6 of the Base Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) pay all costs and expenses related to the enforcement by the Institutional Trustee of its rights as a Holder of Convertible Debentures;

          (d) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          (e) pay any and all taxes directly imposed on the Trust and all liabilities, costs and expenses with respect to such taxes of the Trust.

          SECTION 5.2.  Payment Upon Resignation or Removal.  Upon termination
                        -----------------------------------
of this Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to the Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI
                                   COVENANTS

          SECTION 6.1.  Covenants as to the Trust.  If the Institutional Trustee
                        -------------------------
is the Holder of the Convertible Debentures, the Company shall (a) maintain 100% direct or indirect ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company under the Base Indenture may succeed to the Company's ownership of the Common Securities, (b) use its reasonable efforts to cause the Trust (i) to remain a statutory business trust, except in connection with a distribution of Convertible Debentures to the holders of Trust Securities, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamation, each as permitted by the Declaration, and (ii) to continue to be classified as a grantor trust for United States federal income tax purposes, and (c) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial ownership interest in the Convertible Debentures.

          SECTION 6.2.  Listing or Quotation of Convertible Debentures.  If the
                        ----------------------------------------------
Convertible Debentures are to be distributed to the holders of Trust Securities upon a Dissolution Event, the Company shall use its reasonable efforts to arrange to list, or seek approval for quotation of, such Convertible Debentures on any stock exchange or other organization on which the Trust Convertible Preferred Securities are then listed or quoted, if any.

                                  ARTICLE VII
                      CONVERSION OF CONVERTIBLE DEBENTURES

          SECTION 7.1.  Conversion Rights.  (a)  Subject to and upon compliance
                        -----------------
with the provisions of this Article VII, the Convertible Debentures are convertible, at the option of the Holder thereof, at any time prior to the close of business (New York time) on March 31, 2037 (or earlier as provided in Section 7.1(b)) into that number of fully paid and nonassessable shares of Steel Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by the Conversion Price (as in effect on the date provided for in Section 7.2(b)). The initial Conversion Price is $46.25 per share of Steel Stock. The Conversion Price is subject to adjustment as described in this
Article VII.

          (b) The right to convert Convertible Debentures shall terminate prior to the close of business (i) on March 31, 2037 (unless the stated maturity of the Convertible Debentures is shortened following a Tax Event, in which case the advanced maturity date) or (ii) in the case of Convertible Debentures called for redemption, on the related redemption date, unless (A) the Company shall default in making payment of any moneys payable upon such redemption under Article III or (B) if the redemption is the result of a U.S. Steel Group Special Event or a Marathon Group Special Event, the conditions to such redemption shall not have been satisfied; provided, that if the Company has given notice of a redemption pursuant to Section 3.4 which is conditioned on the occurrence of the Steel Group Disposition Dividend or the Steel Group Disposition Redemption, the right to convert Convertible Debentures shall terminate on the 31st day prior to the date selected by the Board for such dividend or redemption.

          SECTION 7.2.  Conversion Procedures.  (a)  In order to convert all or
                        ---------------------
a portion of the Convertible Debentures, the Holder thereof shall (i) sign and deliver to the Conversion Agent an irrevocable notice of election to convert ("Conversion Notice") setting forth the principal amount of Convertible Debentures to be converted (which shall equal the Principal Amount of One Convertible Debenture or integral multiples thereof), together with the name or names, if other than the Holder, in which the shares of Steel Stock should be issued upon conversion, (ii) if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, with such endorsements or transfer documents as requested by the Conversion Agent, and (iii) pay any transfer or similar tax, if required. In addition, a holder of Trust Securities may exercise its right under the Declaration to convert such Trust Securities into Steel Stock by delivering to the Conversion Agent an irrevocable conversion request setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Securities for a portion of the Convertible Debentures held by the Trust

(at an exchange rate of $1 of principal amount of Convertible Debentures for each $1 liquidation amount of Trust Securities) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Steel Stock pursuant to this Article VII and, if such Trust Securities are in definitive form, surrendering such Convertible Preferred Security Certificates or Common Security Certificates, as the case may be, duly endorsed or assigned to the Trust or in blank. So long as any Trust Convertible Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a conversion request delivered to the Conversion Agent by a holder of Trust Securities.

          Except as provided below, accrued but unpaid interest shall not be paid in cash on Convertible Debentures that are converted by a Holder into Steel Stock, nor shall such accrued interest be converted into additional shares of Steel Stock, but such accrued interest shall be deemed to be paid in full and then returned by the Holder to the Company as partial consideration for the Steel Stock received upon conversion. Holders of Convertible Debentures at the close of business on a Regular Record Date shall be entitled to receive the interest payable on such Convertible Debentures (except that holders of Convertible Debentures called for redemption on a redemption date between such Regular Record Date and the Interest Payment Date shall not be entitled to receive such interest on such Interest Payment Date) on the corresponding Interest Payment Date notwithstanding the conversion of such Convertible Debentures following such Regular Record Date and prior to such Interest Payment Date. However, Convertible Debentures surrendered for conversion during the period between the close of business on any Regular Record Date and the opening of business on the corresponding Interest Payment Date (except Convertible Debentures called for redemption on a redemption date during such period) shall be accompanied by payment of an amount equal to the interest payable on such
Convertible Debentures on such Interest Payment Date.   A Holder of Convertible
Debentures on a Regular Record Date who (or whose transferee) tenders any such Convertible Debentures for conversion into shares of Steel Stock on such Interest Payment Date shall receive the interest payable by the Company on such Convertible Debentures on such date, and the converting Holder need not include payment of the amount of such interest upon surrender of Convertible Debentures for conversion. The Company shall make no payment or allowance for dividends on the shares of Steel Stock issued upon conversion.

          (b) Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Conversion Notice was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Trust Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive Steel Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Steel Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Conversion Notice, a certificate or certificates for the number of full shares of Steel Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

          (c) The Company's delivery upon conversion of the fixed number of shares of Steel Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at the Maturity Date of the portion of Convertible Debentures so converted and any unpaid interest (including Compounded Interest and any Additional Interest) accrued on such Convertible Debentures at the time of such conversion.

          (d) No fractional shares or scrip representing fractions of shares of Steel Stock or any other common stock of the Corporation shall be issued upon conversion of the Convertible Debentures. Instead of any fractional interest in a share of Steel Stock or such other common stock that would otherwise be deliverable upon the conversion of the Convertible Debentures, the Company shall pay to the Conversion Agent an amount in cash (and the Conversion Agent in turn will pay such cash amount to the Holder of such Convertible Debentures or the holder of the Trust Securities so converted, as appropriate) based upon the Closing Price of Steel Stock or such other common stock on the Trading Day immediately preceding the date of conversion. If more than one Convertible Debenture shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Steel Stock or such other common stock issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of Convertible Debentures so surrendered.

          (e) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 2.8 of the Base Indenture.

          (f)  In effecting the conversion transactions described in this
Section 7.2, the Conversion Agent is acting as agent of the holders of Trust Securities (in the exchange of Trust Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into Steel Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Trust Securities in connection with the conversion of such Trust Securities in accordance with this Article VII and (ii) to convert all or a portion of the Convertible Debentures into Steel Stock and there upon to deliver such shares of Steel Stock in accordance with the provisions of this
Article VII and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.


          SECTION 7.3.  Certain Conversion Price Adjustments.  (a)  The
                        ------------------------------------
Conversion Price per share of Steel Stock shall be adjusted from time to time as follows:

               (i) If the Company shall after the date on which Convertible Debentures are initially issued (A) pay a dividend or make a distribution on any class of its capital stock in shares of Steel Stock, (B) subdivide the outstanding Steel Stock into a greater number of shares or (C) combine the outstanding Steel Stock into a smaller number of shares, then the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the Holder of any Convertible Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Steel Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Convertible Debenture been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this Section 7.3(a)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 7.3(b) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision or combination.

               (ii) If the Company shall issue after the date on which Convertible Debentures are initially issued rights or warrants (other than any rights or warrants (including the Rights) referred to in Section 7.3(a)(iii) below) to all holders of Steel Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Steel Stock at a price per share less than the Current Market Price per share of Steel Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Steel Stock outstanding at the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Company from the exercise of such rights or warrants for Steel Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of shares of Steel Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Steel Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 7.3(h)). In determining whether any rights or warrants entitle the holders of Steel Stock to subscribe for or purchase shares of Steel Stock at less than the Current Market Price thereof, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (iii) If the Company shall distribute to all holders of the Steel Stock any shares of capital stock (other than common stock of the Company), evidences of indebtedness, cash or other assets of the Company (including securities, but excluding

     (w) any dividend or distribution referred to in Section 7.3(a)(i), (x) any rights or warrants referred to in Section 7.3(a)(ii) or in the second or third paragraph of this Section 7.3(a)(iii), (y) any dividend or distribution paid exclusively in cash or (z) any stocks, securities or other property received as a result of a transaction referred to in Section 7.3(c)) (any of the foregoing being hereinafter referred to in this Section 7.3(a)(iii) as the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of Steel Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors) of the portion of the Securities so distributed to one share of Steel Stock, and the denominator of which shall be the Current Market Price per share of Steel Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such distribution (except as provided in Section 7.3(h)).

          With respect to the Amended and Restated Rights Agreement, dated as of October 1, 1992 (as amended or otherwise modified from time to time, the "Restated Rights Agreement"), between the Company and Mellon Bank, N.A. (terms used in this paragraph and not otherwise defined herein having the meanings set forth in the Restated Rights Agreement), the Conversion Price will be adjusted only when the Rights issuable pursuant thereto become exercisable after the Company's right of redemption thereunder has expired. Subject to the foregoing, upon the later to occur of the Distribution Date and a Section 11(a)(ii) Event (the "Adjustment Date"), the Conversion Price in effect at the opening of business on the Adjustment Date shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction the numerator of which shall be equal to the Current Market Price per share of Steel Stock on the Trading Day immediately prior to the Adjustment Date less an amount equal to the quotient of (x) the aggregate fair market value on the Adjustment Date (as determined by the Board of Directors) of the Rights distributed under the Restated Rights Agreement divided by (y) the number of shares of Steel Stock outstanding on such day prior to the Adjustment Date and the denominator of which shall be equal to such Current Market Price per share of Steel Stock. Such adjustment shall become effective immediately after the opening of business on the day next following such Adjustment Date.

          In case the Company shall (other than pursuant to the Restated Rights Agreement) distribute rights or warrants to purchase Steel Stock pro rata to all holders of Steel Stock which rights or warrants are not at such time immediately exercisable but, upon the occurrence of a specified event or events ("Exercise Trigger Date") will become exercisable and once they become exercisable will entitle, or upon the occurrence of an additional specified event or events ("Price Trigger Date") will entitle, the Holder thereof to purchase Steel Stock at a price per share of Steel Stock less than the Current Market Price of the Steel Stock on the Trading Day next succeeding the later of the Exercise Trigger Date or the Price Trigger Date ("Adjustment Trigger Date") and there shall have occurred such Adjustment Trigger Date, thus permitting the holders of such rights or warrants irrevocably to exercise any exchange, subscription or purchase rights conferred by such rights or warrants at a price per share of Steel Stock less than such Current Market Price, then the Conversion Price in effect at the opening of business on the Adjustment Trigger Date shall be adjusted by multiplying (I) such Conversion Price by (II) a fraction, the numerator of which shall be equal to the Current Market Price per share of the Steel Stock on the Trading Day immediately prior to the Adjustment Trigger Date less an amount equal to the quotient of (x) the aggregate fair market value on the Adjustment Trigger Date of the rights or warrants so distributed (as determined by the Board of Directors) divided by (y) the number of shares of Steel Stock outstanding on such day prior to the Adjustment Trigger Date and the denominator of which shall be equal to such Current Market price per share of the Steel Stock. Such adjustment shall become effective immediately after the opening of business on the day next following such Adjustment Trigger Date.

               (iv) If the Company shall, by dividend or otherwise, at any time distribute to all holders of the Steel Stock cash (excluding any regular quarterly dividend payable solely in cash, any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to
     Section 7.3(a)(iii) and cash that is distributed in a merger or consolidation to which Section 7.3(c) applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of the Steel Stock made exclusively in cash (to which this Section 7.3(a)(iv) would otherwise apply) within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment has been made and (B) all Excess Purchase Payments in respect of each tender offer or exchange offer or other negotiated purchase for Steel Stock concluded by the Company or any of its Subsidiaries within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment has been made, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock on the date fixed for determination of holders of Steel Stock entitled to receive such distribution times the number of shares of Steel Stock outstanding on such date, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) such Conversion Price in effect immediately prior to the Conversion Price adjustment contemplated by this Section 7.3(a)(iv) by (II) a fraction the numerator of which shall be the Current Market Price per share of the Steel Stock on the date fixed for determination of holders of Steel Stock entitled to receive such distribution less the combined amount of such cash and such Excess Purchase Payments so distributed applicable to one share of Steel Stock and the denominator of which shall be such Current Market Price per share of the Steel Stock on such date of determination. Such adjustment shall become effective immediately prior to the opening of business on the day next following the date fixed for such determination.

               (v) In case a tender offer or exchange offer or other negotiated purchase made by the Company or any of its Subsidiaries for all or any portion of the Steel Stock shall be consummated, if the aggregate amount of any Excess Purchase Payment, together with (A) the aggregate amount of any distributions made to all holders of Steel Stock made exclusively in cash (excluding any regular quarterly dividend payable solely in cash, any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 7.3(a)(iii) and cash that is distributed in a merger or consolidation to which Section 7.3(c) applies) within the 12 months preceding the consummation of such tender or exchange offer or other negotiated purchase and in respect of which no Conversion Price adjustment has been made, and (B) all other Excess Purchase Payments in respect of each tender or exchange offer or other negotiated purchase for Steel Stock concluded by the Company or any of its Subsidiaries within the 12 months preceding the consummation of such tender or exchange offer or other negotiated purchase and in respect of which no Conversion Price adjustment has been made, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock on the consummation date of such tender or exchange offer or other negotiated purchase (any such date, the "Purchase Date") times the number of shares of Steel Stock outstanding (including any tendered, exchanged or purchased shares) on such Purchase Date, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) such Conversion Price in effect immediately prior to such Purchase Date by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Steel Stock on such Purchase Date less the combined amount of Excess Purchase Payments and such cash so distributed applicable to one share of Steel Stock and the denominator of which shall be such Current Market Price per share on such Purchase Date. Such adjustment shall become effective immediately prior to the opening of business on the day next following such Purchase Date.

               (vi) The Company from time to time may reduce the Conversion Price by any amount for any period of at least 20 Business Days (or such other period as may then be required by applicable law), provided that the Board of Directors shall have determined that such reduction is in the best interests of the Company. No reduction in the Conversion Price pursuant to this Section 7.3(a)(vi) shall become effective unless the Company shall have mailed a notice, at least 15 days prior to the date on which such reduction is scheduled to become effective, to each Holder of Convertible Debentures and to each holder of the Trust Securities. Such notice shall be given by first class mail, postage prepaid, at such holder's address as the same appears on the records of the Company. Such notice shall state the amount per share by which the Conversion Price will be reduced and the period for which such reduction will be in effect.

               (vii) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7.3(a)(i) through (v), as the Board determines to be necessary in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients; provided that any such reduction shall not be effective until written evidence of the action of the

     Board authorizing such reduction shall be filed with the Secretary of the Company and notice thereof shall have been given by first class mail, postage prepaid, to each Holder of Convertible Debentures at such Holder's address as the same appears on the stock transfer books of the Company.

          (b) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this
Section 7.3(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Article VII (other than this Section 7.3(b)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Steel Stock or any other common stock into which Convertible Debentures are convertible. Notwithstanding any other provisions of this Article VII, the Company shall not be required to make any adjustment of any Conversion Price established hereunder for the issuance of any shares of common stock of the Company (including Steel Stock) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of such common stock under such plan. All calculations under this Article 7 shall be made to the nearest 1/100 of a cent (with $.00005 being rounded upward) or to the nearest 1/10,000 of a share (with .00005 of a share being rounded upward), as the case may be.

          (c) If the Company shall be a party to any transaction (including, without limitation, a merger or consolidation of the Company and excluding any transaction as to which Sections 7.3(a)(i) through (vi) or 7.3(f) apply), in each case as a result of which shares of Steel Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), (each of the foregoing being referred to herein as a "Transaction"), each Convertible Debenture which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Steel Stock into which one Convertible Debenture was convertible immediately prior to such Transaction, assuming such holder of Steel Stock (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Steel Stock of the Company held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 7.5 the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 7.5 and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the other party or parties to such transaction for the benefit of the Holders of Convertible Debentures that will contain provisions enabling the holders of such shares that remain outstanding after such Transaction to convert into the consideration received by holders of Steel Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this
Section 7.5 shall similarly apply to successive Transactions.

          (d) The reclassification of common stock into which Convertible Debentures are then convertible into securities which include securities other than such common stock (other than any reclassification upon a consolidation or merger to which Section 7.3(c) applies), shall be deemed to involve (i) a distribution of such securities other than such common stock to all holders of such common stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution") and (ii) a subdivision or combination, as the case may be, of the number of shares of such common stock outstanding immediately prior to such reclassification into the number of shares of such common stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the effective date of such subdivision or combination).

          (e) If the Company shall, by dividend or otherwise, distribute to all holders of Steel Stock or other class of common stock into which Convertible Debentures are then convertible shares of common stock other than Steel Stock or any class of common stock into which Convertible Debentures are then convertible (other than pursuant to Section 7.3(f)), each Convertible Debenture shall be convertible, in addition to the number of shares of Steel Stock and/or such other common stock into which such share is then convertible, into the number of shares of such other common stock receivable upon payment of such distribution to a holder of that number of shares or fraction thereof of Steel Stock or such other common stock into which one Convertible Debenture was convertible immediately prior to the record date fixed for the determination of stockholders entitled to receive such distribution. Convertible Debentures shall become so convertible immediately after the opening of business on the day next following such record date (except as provided in Section 7.3(h)). In addition, a Conversion Price shall be established with respect to such common stock in an amount equal to the quotient of (i) the initial Principal Amount of One Convertible Debenture divided by (ii) the number of shares or fraction thereof of such common stock that a holder of one share of Steel Stock or such other common stock into which Convertible Debentures are then convertible would be entitled to receive on the payment date for such distribution from and after any such date of determination of stockholders entitled to receive such distribution and, thereafter, Conversion Price adjustments as nearly as equivalent in type as may be practicable to the adjustments pursuant to Sections 7.3(a) through (c) which are to be made in respect of Steel Stock shall be made in respect of shares of such common stock. Notwithstanding the foregoing and the provisions of Section 7.3(a)(iii), if the Company shall make such a distribution in common stock and, thereafter, all of the shares of such common stock cease to be outstanding, on the date such shares of common stock cease to be outstanding (x) the Convertible Debentures shall cease to be convertible into shares of such common stock, (y) a distribution of shares of such common stock shall be deemed to have occurred on such date and (z) the Conversion Price for the class of common stock upon which such distribution was made, or if no shares of such class are then outstanding because shares of such class were exchanged for shares of another class of common stock, of such other class of common stock, shall be adjusted in the manner set forth in Section 7.3(a)(iii) to the same extent as if shares of the common stock in which such distribution was made were within the meaning of the term "Securities" in Section 7.3(a)(iii).

          (f) After the date, if any, on which all outstanding shares of Steel Stock or of any other common stock into which Convertible Debentures are then convertible are exchanged for shares of another class of common stock (as provided in Section 2(b)(i)(C) or 2(b)(iii) of Division I of the Certificate of Incorporation), each Convertible Debenture shall thereafter be convertible into the number of shares of such other class of common stock receivable upon such exchange by a holder of that number of shares or fraction thereof of Steel Stock, and/or such other common stock into which Convertible Debentures are then convertible, into which the Principal Amount of One Convertible Debenture was convertible immediately prior to such exchange. From and after any such exchange, Conversion Price adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 7.3(a) through (f) which, prior to such exchange, were made in respect of Steel Stock and/or such other common stock into which Convertible Debentures are then convertible shall instead be made pursuant to such Sections 7.3(a) through (f) in respect of shares of such other class of common stock.

          (g)  Subject to the provisions of Section 3.6, if:

               (i) the Company takes any action that would require an adjustment of the Conversion Price pursuant to this Section 7.3; or

               (ii) there shall be any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required; or

               (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Company; or

               (iv) the Company or any of its Subsidiaries shall commence a tender offer or exchange offer for all or a portion of the outstanding shares of Steel Stock (or shall amend any such tender or exchange offer), then the Company shall cause to be filed with the Trustee and the transfer agent for the Trust Convertible Preferred Securities and the Convertible Debentures, and shall cause to be mailed to the Holders of Convertible Debentures and the holders of the Trust Securities at their addresses as shown on the securities transfer records of the Company, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating, as applicable, (A) the proposed record date for a dividend or distribution or the proposed effective date of a consolidation, merger, sale, transfer, liquidation, dissolution or winding up, (B) the date as of which it is expected that holders of Steel Stock of record shall be entitled to exchange their shares of Steel Stock for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

          (h) In any case in which Section 7.3(a) or 7.3(e) provides that an adjustment shall become effective on the day next following a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Convertible Debenture converted after such record date and before the occurrence of such event the additional shares of Steel Stock or any other common stock of the Company issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Steel Stock or such other common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 7.2(d).

          (i) For purposes of this Article VII, the number of shares of Steel Stock or any other common stock of the Company at any time outstanding shall not include any shares of Steel Stock or such other common stock then owned or held by or for the account of Company. The Company shall not pay a dividend or make any distribution on shares of Steel Stock or such other common stock held in the treasury of the Company.

          (j) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Steel Stock (and/or, if the Convertible Debentures are then convertible into other common stock of the Company, such other common stock) or its issued shares of Steel Stock or such other common stock, as the case may be, held in its treasury, or both, for the purpose of effecting conversion of the Convertible Debentures, the full number of shares of Steel Stock or such other common stock deliverable upon the conversion of all the Convertible Debentures then outstanding and not theretofore converted. Any shares of Steel Stock or other shares of common stock of the Company issued upon conversion of the Convertible Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Company shall deliver the shares of Steel Stock or shares of such other common stock received upon conversion of the Convertible Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall endeavor to list the shares of Steel Stock or other common stock of the Company required to be delivered upon conversion of the Convertible Debentures, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Steel Stock or such other common stock is listed at the time of such delivery. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of Convertible Debentures, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. For purposes of this Section 7.3(j), the number of shares of Steel Stock or such other shares of common stock that shall be deliverable upon the conversion of all outstanding Convertible Debentures shall be computed as if at the time of computation all such outstanding Convertible Debentures were held by a single Holder.

          (k) The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Steel Stock or other securities or property on conversion of Convertible Debentures pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Steel Stock or other securities or property in a name other than that of the holder of such shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

          (l) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Institutional Trustee for the Trust an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall send such notice of such adjustment of the Conversion Price by first class mail, postage prepaid, to the Holders of the Convertible Debentures, at such Holders' address as the same appears on the records of the Company.

          SECTION 7.4.  Special Provisions Regarding Adjustment of Conversion
                        -----------------------------------------------------
Price or Other Provisions.  In the event that the provisions of this Article VII
-------------------------
specifying the methods by which the Conversion Price or other provisions are adjusted would require an adjustment that is determined in good faith by the Board of Directors to be inconsistent with the purposes of the provisions hereof providing for Conversion Price or other adjustments (generally, to place the holders of the Convertible Debenture and the Trust Securities in a position equivalent to the position they were in prior to the event requiring an adjustment to the Conversion Price or other adjustments), the Board of Directors may make an adjustment (in lieu of that required pursuant to such provisions) that it determines in good faith to place the Holders of the Convertible Debentures in a position at least equivalent to the position they were in prior to such event, which determination shall be described in a Board Resolution. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Article VII. If any action or transaction would require adjustment of any Conversion Price established hereunder pursuant to more than one paragraph of this Article VII, only the adjustment which would result in the largest reduction of such Conversion Price shall be made.

          SECTION 7.5.  Trustee Not Responsible for Determining Conversion Price
                        --------------------------------------------------------
or Adjustments.  Neither the Trustee nor any Conversion Agent shall at any time
--------------
be under any duty or responsibility to any Holder of any Convertible Debenture to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or whether this supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Steel Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Steel Stock or stock certificates or other securities or property upon the surrender of any Convertible Debenture for the purpose of conversion.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

          SECTION 8.1.  Events of Default.  (a)  In addition to those events set
                        -----------------
forth in Section 6.1 of the Base Indenture, "Event of Default" with respect to the Convertible Debentures, shall include the following events:

          (i) in the event the Institutional Trustee is the Holder of the Convertible Debentures, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Convertible Debentures to holders of Trust Securities in liquidation of their interest in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamation, each as permitted by the Declaration; and

          (ii) the failure by the Company to deliver the Steel Stock or other shares of common stock of the Company upon a valid conversion election by a Holder of Convertible Debentures to convert such Convertible Debentures into shares of Steel Stock or other shares of common stock of the Company (whether or not such conversion is prohibited by the subordination provisions set forth in the Base Indenture).

          (b) Notwithstanding any other provision to the contrary, a valid extension of the interest payment period of the Convertible Debentures pursuant to Section 4.1 shall not constitute a default in the payment of an installment of interest under Section 6.1(a) of the Base Indenture.

                                   ARTICLE IX
                         FORM OF CONVERTIBLE DEBENTURE

          SECTION 9.1.  Form of Convertible Debenture.  The Convertible
                        -----------------------------
Debentures and the Trustee's Certificate of Authentication to be endorsed thereon shall be substantially in the form set forth as Annex I to this Supplemental Indenture.

                                 ARTICLE X
                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

          SECTION 10.1.  Original Issue of Convertible Debentures.  Convertible
                         ----------------------------------------
Debentures in the aggregate principal amount of up to $__________ may, upon or following execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Convertible Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                   ARTICLE XI
                                 MISCELLANEOUS

          SECTION 11.1.  Ratification of Base Indenture; Supplemental Indenture
                         ------------------------------------------------------
Controls.  The Base Indenture, as supplemented by this Supplemental Indenture,
--------
is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

          SECTION 11.2.  Trustee Not Responsible for Recitals.  The recitals
                         ------------------------------------
herein contained are made by the Company and not by the Trustee,and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          SECTION 11.3.  Governing Law.  This Supplemental Indenture and each
                         -------------
Convertible Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 11.4.  Separability.  In case any one or more of the
                         ------------
provisions contained in this Supplemental Indenture or in the Convertible Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Convertible Debentures, but this Supplemental Indenture and the Convertible Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          SECTION 11.5.  Counterparts.  This Supplemental Indenture may be
                         ------------
executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                              USX CORPORATION

                              By:/s/ G.R. Haggerty
                                 -----------------
                              Title: Vice President & Treasurer

                              THE BANK OF NEW YORK,
                              as Trustee

                              By:/s/ Paul J. Schmalzel
                                 ---------------------
                              Title: Assistant Treasurer

                                    ANNEX I

                         FORM OF CONVERTIBLE DEBENTURE

                     FORM OF FACE OF CONVERTIBLE DEBENTURE

          IF THE CONVERTIBLE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE
FOLLOWING: This Convertible Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Convertible Debenture is exchangeable for Convertible Debentures registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Convertible Debenture (other than a transfer of this Convertible Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. IF THE CLEARING AGENCY IS THE DEPOSITORY TRUST COMPANY, INSERT THE FOLLOWING: Unless this Convertible Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Convertible Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                                                   No. CUSIP No.

                                USX CORPORATION

                6.75% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE

          USX Corporation, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, or registered assigns, the principal sum of ________________ Dollars ($______________) on March 31, 2037 (or if a maturity advancement occurs, as provided in Section 3.1 of the Supplemental Indenture, on such advanced maturity date), and to pay interest on said principal sum from March 31, 1997, or from the most recent date on which interest has been paid to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last calendar day of March, June, September and December of each year (each, an "Interest Payment Date") commencing June 30, 1997, at the rate of 6.75% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and overdue installment of interest at the same rate per annum compounded quarterly (without duplication and to the extent that payment of such interest is enforceable under applicable law). The amount of interest payable on any Interest Payment Date for any full quarterly interest period shall be computed on the basis of a 360-day year of twelve

30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person in whose name this Convertible Debenture is registered on the Regular Record Date for such interest installment. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Convertible Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at anytime in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

          The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                              USX CORPORATION

                              By:
                              Name:
                              Title

Attest:

By:
Name:
Title:

                     FORM OF CERTIFICATE OF AUTHENTICATION

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Convertible Debentures of the series of Convertible Debentures issued under the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee

By                           By
     Authorized Signatory       Authorized Signatory

                          FORM OF REVERSE OF DEBENTURE

          This Convertible Debenture is one of a duly authorized series of Securities of the Company specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture (the "Base Indenture"), dated as of May 16, 1997, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the Supplemental Indenture dated as of May 16, 1997, between the Company and the Trustee (the "Supplemental Indenture" and such Supplemental Indenture, as it supplements the Base Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Convertible Debentures. By the terms of the Indenture, the Securities are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Supplemental Indenture and is herein sometimes referred to as the "Convertible Debentures."

          Because of the occurrence and continuation of a Trust Special Event, in certain circumstances, this Convertible Debenture may become due and payable, in whole or in part, at 100% of the principal amount to be redeemed together with any interest accrued thereon, including any Compounded Interest and Additional Interest to, but excluding, the redemption date (the "Special Redemption Price"). The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. In addition, the Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 30 nor more than 60 days notice, in whole or in part at any time at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest (including Additional Interest and Compounded Interest) thereon to, but excluding, the redemption date, if redeemed during the 12 month period beginning on April 1 of the following years:

          Year                        Redemption Price
          ----                        ----------------

          1997                               103.90%
          1998                               103.25%
          1999                               102.60%
          2000                               101.95%
          2001                               101.30%
          2002                               100.65%
          2003 and thereafter                100.00%


          No Convertible Debentures may be redeemed in accordance with the preceding paragraph if the Company shall be advised on or prior to the related redemption date by either Moody's Investors Service, Inc. ("Moody's") (provided that Moody's is then rating the senior unsecured debt of the Company) or Standard & Poor's Corporation ("S&P") (provided that S&P is then rating the senior unsecured debt of the Company) that such redemption would result in an immediate lowering by Moody's or S&P, as the case may be, of the credit rating on the Company's senior unsecured debt from its then existing level, unless the Company shall have received from the issuance of common stock of the Company, since the date which is two years prior to the related redemption date, net proceeds in an aggregate amount at least equal to the product of the aggregate principal amount of the Convertible Debentures to be redeemed.

          In the event of a U.S. Steel Group Special Event or a Marathon Group Special Event, the Company also has the right, as set forth in the Supplemental Indenture, to redeem the Convertible Debentures, in whole, for the Special Redemption Price.

          The Company may not redeem any Convertible Debentures unless all accrued and unpaid interest has been paid on all outstanding Convertible Debentures for all quarterly interest payment periods terminating on or prior to the last Interest Payment Date before the date of redemption. If Convertible Debentures are redeemed on the last calendar day of any March, June, September or December, accrued and unpaid interest shall be payable to Holders on the relevant record date. The Company shall issue a press release announcing any redemption.

          If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed pro rata.

          In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Securities of any series or make any change in the subordination provisions that adversely affects the rights of any Holders of any Securities of any series, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage of Securities of such series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security of any series then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Securities of such series or a failure to convert any Securities of such series in accordance with its terms upon an election by the Holders thereof. Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

          No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money to the extent herein prescribed.

          As long as an Event of Default under Section 6.1 of the Base Indenture or Section 8.1 of the Supplemental Indenture shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period of the Convertible Debentures for a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period") during which Extended Interest Payment Period no interest shall be due and payable on the Convertible Debentures; provided, that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law,interest, the payment of which has been deferred during an Extended Interest Payment Period, shall bear interest thereon at the rate specified for these Convertible Debentures, compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided, that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date. At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Convertible Debentures, including any Additional Interest and Compounded Interest, that shall be payable to the Holders of Convertible Debentures on the first record date after the termination of the Extended Interest Payment Period. Upon the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest (including Compounded Interest to the extend permitted by applicable law), the Company may commence a new Extended Interest Payment Period. The Company may pay at any time all or any portion of the interest accrued during an Extended Interest Payment Period, subject to the requirements set forth in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary. No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any in corporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          Subject to and upon compliance with Article VII of the Supplemental Indenture, the Holder of this Convertible Debenture has the right, exercisable at anytime and prior to the close of business on (i) March 31, 2037 or, in the case of a maturity advancement pursuant to Section 3.1 of the Supplemental Indenture, on such advanced maturity date, or (ii) in the event this Convertible Debenture is called for redemption, on the related redemption date, subject to limited exceptions specified in the Supplemental Indenture, to convert the principal amount hereof (or any portion thereof that is an integral multiple of the Principal Amount of One Convertible Debenture) into that number of fully paid and nonassessable shares of Steel Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is $46.25 per share of Steel Stock. The Conversion Price is subject to adjustment as described in the Indenture. All conversion price and conversion provision calculations shall be made to the nearest 1/100 of a cent (with $.00005 being rounded upward) or to the nearest 1/10,000 of a share (with .00005 of a share being rounded upward), as the case may be.

          To convert all or a portion of this Convertible Debenture, a Holder must (a) complete and sign an irrevocable notice of election to convert substantially in the form attached hereto and deliver such Conversion Notice to the Conversion Agent, (b) surrender the Convertible Debenture to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. Except as provided below, accrued but unpaid interest shall not be paid in cash on Convertible Debentures that are converted by a Holder into Steel Stock, nor shall such accrued interest be converted into additional shares of Steel Stock, but such accrued interest shall be deemed to be paid in full and then returned by the Holder to the Company as partial consideration for the Steel Stock received upon conversion. Holders of Convertible Debentures at the close of business on a Regular Record Date shall be entitled to receive the interest payable on such Convertible Debentures (except that holders of Convertible Debentures called for redemption on a redemption date between such Regular Record Date and the Interest Payment Date shall not be entitled to receive such interest on such Interest Payment Date) on the corresponding Interest Payment Date notwithstanding the conversion of such Convertible Debentures following such Regular Record Date and prior to such Interest Payment Date. However, Convertible Debentures surrendered for conversion during the period between the close of business on any Regular Record Date and the opening of business on the corresponding Interest Payment Date (except Convertible Debentures called for redemption on a redemption date during such period) shall be accompanied by payment of an amount equal to the interest payable on such Convertible
Debentures on such Interest Payment Date.   A Holder of Convertible Debentures
on a Regular Record Date who (or whose transferee) tenders any such Convertible Debentures for conversion into shares of Steel Stock on such Interest Payment Date shall receive the interest payable by the Company on such Convertible Debentures on such date, and the converting Holder need not include payment of the amount of such interest upon surrender of Convertible Debentures for conversion. The Company shall make no payment or allowance for dividends on the shares of Steel Stock issued upon conversion.

          No fractional shares will be issued upon conversion but a cash payment shall be made by the Company in lieu of such fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the principal amount thereof converted into shares of Steel Stock or other shares of common stock of the Company.

          The Company's delivery upon conversion of the fixed number of shares of Steel Stock or other shares of common stock of the Company into which the Convertible Debentures are convertible (together with cash in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at the Maturity Date of the portion of Convertible Debentures so converted and any unpaid interest (including Compounded Interest) accrued on such Convertible Debentures at the time of such conversion.

          The Convertible Debentures of this series are issuable only in registered form without Coupons in denominations of the Principal Amount of One Convertible Debenture and any integral multiple thereof. IF THE CONVERTIBLE DEBENTURE IS TO BE A GLOBAL DEBENTURE, SUBSTITUTE THE FOLLOWING FOR THE PREVIOUS
SENTENCE: This Global Debenture is exchangeable for Convertible Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Convertible

Debentures of this series so issued are issuable only in registered form without Coupons in denominations of the Principal Amount of One Convertible Debenture and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures of this series are exchangeable for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Convertible Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                          FORM OF ELECTION TO CONVERT


To:  The Bank of New York

          The undersigned Holder of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Steel Stock of USX CORPORATION ("USX"), or any other class of common stock of USX, as permitted by the Restated Certificate of Incorporation of USX, in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

     in whole       in part

                    Portion of principal amount of the Convertible Debenture to be converted (the Principal Amount of One Convertible Debenture or integral multiples thereof):

                    $

                         Signature (for conversion only)

Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

                         Signature Guarantee:/1/

/1/  Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Convertible Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Convertible Debenture)

Signature Guarantee:/1/

-----------------------
/1/ Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.